EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-1 No. 333-177318) pertaining to our report dated April 1, 2013, with respect to the consolidated financial statements for the years ended December 31, 2012 and 2011 of MMAX Media, Inc. included in the Annual Report (Form 10-K) for the years ended December 31, 2012 and 2011.

/s/ LIGGETT, VOGT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

April 1, 2013